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                                                                     Exhibit 1.1

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
             Up to 105,000,000 Shares of Common Stock/$1,050,000,000

                            DEALER-MANAGER AGREEMENT

                                  June 22, 2005
                    Amended and Restated as of June 23, 2005

Boston Capital Securities, Inc.
One Boston Place
Suite 2100
Boston, MA 02108-4406

Dear Sirs:

         Boston Capital Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), is registering with the Securities and Exchange Commission (the "Commission") for public sale (the "Offering") a maximum of 105,000,000 shares of its Common Stock, $.001 par value per share (the "Shares"), to be issued and sold for an aggregate purchase price of $1,050,000,000 (100,000,000 shares to be offered to the public and 5,000,000 shares to be offered pursuant to the Company's dividend reinvestment plan). The Shares are to be sold for a per share cash purchase price of $10.00, and the minimum purchase by any one person is 100 shares except as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to Boston Capital Securities, Inc. (the "Dealer-Manager").

         The Company hereby authorizes and appoints, subject to the terms and conditions of this Agreement, the Dealer-Manager to organize a group of soliciting dealers (the "Soliciting Dealers"), consisting of brokers and dealers, who shall be members in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), to solicit purchasers of the Shares.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to the Dealer-Manager that:

         (a) The Company has filed with the Commission a Registration Statement on Form S-11, Registration No. 333-108426 and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto and such amended preliminary prospectuses as may have been required as of the date hereof. Such registration statement as amended and the amended prospectus on file with the Commission at the time the registration statement becomes effective are herein called the "Registration Statement" and the "Prospectus" respectively, except that (A) if the Company files a post-effective amendment

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               to such registration statement, then the term "Registration
               Statement" shall, from and after the declaration of the effectiveness of such post-effective amendment, refer to such registration statement as amended by such post-effective amendment, and the term "Prospectus" shall refer to the amended prospectus then on file with the Commission, and (B) if the prospectus filed by the Company pursuant to either Rule 424(b) or
               (c) of the rules and regulations of the Commission under the 1933 Act (the "Regulations") shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, the term "Prospectus" shall refer to such prospectus filed pursuant to either Rule 424(b) or (c), as the case may be, from and after the date on which it shall have been filed. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus or the Prospectus.

         (b) The Company at the Offering's closing date (or at each of its closing dates if the Offering shall have more than one closing) will be duly organized and legally existing as a corporation pursuant to the laws of the State of Maryland with full power and authority to conduct business as described in the Prospectus; the Company has the power and authority to enter into and perform this Agreement; the execution and delivery of this Agreement by the Company has been duly and validly authorized by all necessary action; the execution and delivery of this Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or constitute a breach or default under any other agreement, indenture or instrument by which the Company is bound, or any law, regulation or order applicable to the Company or its respective properties; this Agreement constitutes the valid and binding agreement of the Company, enforceable against it in accordance with its terms.

         (c) At the time the Registration Statement initially becomes effective and at the time that any post-effective amendment thereto becomes effective, the Registration Statement and the Prospectus, and at each closing date the Prospectus, will comply with the provisions of the 1933 Act and the Regulations; at the time the Registration Statement initially becomes effective and at the time that any post-effective amendment thereto becomes effective the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time the Registration Statement or an amendment thereto becomes effective, and the Prospectus at each closing date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Dealer-Manager expressly for use in the Registration Statement or the Prospectus. Every contract or other document

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               required by the 1933 Act or the Regulations to be filed as an exhibit to the Registration Statement has been so filed.

         (d) Any supplemental sales literature or advertisement, regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which is furnished or approved by the Company ("Authorized Sales Literature") shall, to the extent required, be filed with and approved by the appropriate securities agencies and bodies.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE DEALER-MANAGER.

         The Dealer-Manager hereby represents, warrants and agrees with the Company that:

         (a) Solicitation and other activities by the Dealer-Manager hereunder shall be undertaken only in accordance with this Agreement, the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the applicable rules and regulations of the Commission and any other applicable securities or blue sky laws and regulations. The Dealer-Manager agrees that through the termination date of the Offering indicated in the Prospectus (the "Termination Date") it will not use or authorize the use of any solicitation material other than the Prospectus and Authorized Sales Literature.

         (b) The Dealer-Manager is a broker-dealer registered with the Commission and with each state in which it intends to make an offer (but not necessarily in each state in which a Soliciting Dealer may make an offer); it is, and will remain until the Termination Date, a member in good standing of the NASD and agrees to comply with the provisions and applicable rules and regulations relating to the suitability of investors, including, without limitation, the provisions of Article III.C of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the "NASAA Guidelines"); and each sales representative of the Dealer-Manager making offers or sales of Shares is properly licensed in each such jurisdiction where he intends to so act. The Dealer-Manager acknowledges that it has reviewed the Prospectus and Authorized Sales Literature and has determined that the suitability standards are fully disclosed and are consistent with the NASAA Guidelines. In recommending to a potential investor the purchase, sale or transfer of Shares the Dealer-Manager shall:

                    (i) have reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by the Dealer-Manager or an associated person, that:

                         (A) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in the Company, including loss of investment and lack of liquidity; and

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                         (B) the Company is otherwise suitable for the investor;
                         and

                    (ii) will maintain in its files documents disclosing the basis upon which the determination of suitability was reached as to each investor.

               The Dealer-Manager hereby represents that it will communicate to each of its sales agents, representatives and other appropriate persons associated with it the above-referenced suitability standards, and the Dealer-Manager shall require each Soliciting Dealer that it may engage to acknowledge compliance with the NASAA Guidelines. Furthermore, the Dealer-Manager shall not execute any transaction in the Company in a discretionary account without prior written approval of the transaction by the potential investor.

         (c) The Dealer-Manager shall provide a copy of the Prospectus to each prospective investor to whom the Dealer-Manager shall directly effect a sale of Shares at the time of such sale of Shares to such prospective investor. It shall not, in connection with the offer and sale of Shares, give any information or make representations, nor shall it authorize others to give any information or make representations, other than such information and representations as are contained in the Prospectus or in any Authorized Sales Literature.

         (d) Each Soliciting Dealer engaged by the Dealer-Manager will be a broker-dealer registered with the Commission and with each state in which it intends to make an offer, will be a member in good standing of the NASD and will agree to comply with the NASAA Guidelines, and each sales representative employed by a Soliciting Dealer who makes offers or sales of Shares will be properly licensed to sell securities in the jurisdictions where such representative makes offers or sales.

         (e) The Dealer-Manager will promptly deliver to the Company any subscription documents received by it and will promptly deliver all checks executed by or delivered on behalf of prospective investors to Boston Private Bank & Trust Company (the "Escrow Agent") for deposit in the escrow account in accordance with
               Section 8 hereof.

         (f) Prior to participating in the offer and sale of the Shares, the Dealer-Manager shall have reviewed the Prospectus and will have reasonable grounds to believe that all material facts are adequately and accurately disclosed and provide a basis for evaluating the Company. In determining the adequacy of the disclosed facts, the Dealer-Manager shall obtain written information on material facts relating at a minimum to the following, if relevant in view of the nature of the Offering:

                  (i)    items of compensation;

                  (ii)   physical properties;

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                  (iii)  tax aspects;

                  (iv)   the Company's conflicts and risk factors; and

                  (v)    appraisals and other pertinent reports.

               Prior to executing a purchase transaction in the Company, the Dealer-Manager or a person associated with it shall inform the prospective investor of all pertinent facts relating to the liquidity and marketability of an investment in the Shares.

         (g) The Dealer-Manager represents that it has not engaged, and agrees that it will not engage, in any activity with respect to the Shares in violation of the 1934 Act, including Rule 10b-6 thereunder.

         (h) Neither the Dealer-Manager nor any other person is authorized by the Company to give any information or make any representations in connection with this Agreement or the Offering other than those contained in the Prospectus and any Authorized Sales Literature furnished to the Dealer-Manager or authorized for use by the Company. Without limiting the generality of the foregoing, the Dealer-Manager will not publish, circulate or otherwise use any other advertisement or solicitation material without the prior written approval of the Company.

         (i) The Dealer-Manager will require that each of the Soliciting Dealers retained by it enter into a soliciting dealer agreement similar in form to the one attached hereto as Exhibit A (a "Soliciting Dealer Agreement").

         (j) On becoming a Soliciting Dealer and in soliciting purchasers of the Shares, the Dealer-Manager agrees to comply with the terms and conditions imposed on the Soliciting Dealers pursuant to the Soliciting Dealer Agreement.

         (k) The blue sky survey for the Company indicates or will indicate the jurisdictions where it is believed that offers and sales of the Shares may be made under the applicable state securities laws and regulations. In effecting offers or sales in a jurisdiction, the Dealer-Manager will comply with all special conditions and limitations imposed by such jurisdiction, as set forth in the blue sky survey for the Company. If the blue sky survey for the Company is not enclosed herewith, it will be made available to the Dealer-Manager at a later date. In no circumstances will the Dealer-Manager engage in any activities as a Soliciting Dealer hereunder in any jurisdiction (a) which is not listed in the blue sky survey as a jurisdiction where offers and sales of Shares may be made under the blue sky or securities laws of such jurisdiction or (b) in which the Dealer-Manager may not lawfully so engage. The blue sky survey shall not be considered Authorized Sales Literature.

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SECTION 3. COMPENSATION OF DEALER-MANAGER.

         (a) Except as provided in the "Selling and Escrow Arrangements" section of the Prospectus, as compensation for the securities of the Dealer-Manager hereunder, the Company will pay to the Dealer-Manager a selling commission of seven per cent (7%) of the gross proceeds of the Shares sold and a dealer-manager fee in the amount of two per cent (2.0%) of the gross proceeds of the Shares sold.

         (b) The Dealer-Manager may re-allow all or any part of the selling commission and up to one and one half percent (1.5%) of the dealer-manager fee for which the Dealer-Manager was reimbursed by the Company in respect of the Shares in the Company sold by such Soliciting Dealer.

         (c) No subscription shall be effective unless and until the subscription payment is accepted by the Company, and the Company reserves the right in its sole discretion to reject any subscription payment submitted. In the event that a sale of Shares for which one of the Soliciting Dealers engaged by the Dealer-Manager has solicited a subscription shall not occur, for whatever reason, no dealer-manager fee or selling commission with respect to such Shares shall be paid to the Dealer-Manager or such Soliciting Dealer.

SECTION 4. MUTUAL COVENANTS.

         In the event that any party hereto shall learn of any circumstances or facts, the existence of which causes such party to believe that such circumstances or facts (i) render the Prospectus inaccurate or misleading as to any material facts or (ii) should otherwise be disclosed in a supplement or amendment to the Prospectus or any Authorized Sales Literature, such party will promptly bring such circumstances or facts to the attention of each party hereto. If, in the opinion of any party hereto or of counsel for any party hereto, such circumstances or facts should be set forth in an amendment or supplement to the Prospectus or to any Authorized Sales Literature, the Company shall cause such amendment or supplement to be prepared promptly and shall make available to the Dealer-Manager sufficient copies thereof for its own use and/or distribution to the Soliciting Dealers.

SECTION 5. TERMINATION.

         This Agreement may be terminated by written or telegraphic notice to the Dealer-Manager from the Company, or upon the expiration or termination of the Offering; provided, however, that such termination shall not relieve the Company of the obligation to pay when due all fees payable to the Dealer-Manager hereunder or the obligations of any of the parties hereto referred to under
Section 7 hereof.

SECTION 6. LIABILITY OF PARTIES.

         Nothing herein contained shall constitute the Dealer-Manager, the Soliciting Dealers and the Company as an association, partnership, unincorporated business or other

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separate entity, nor shall anything herein contained render the Company liable for the obligations of any of the Soliciting Dealers. The Company shall not be under any liability to any Soliciting Dealer or any other person for any act or omission or any matter connected with this Agreement or the Company, except for obligations expressly assumed by an association, partnership, unincorporated business or other separate entity in this Agreement.

SECTION 7. INDEMNIFICATION.

         (a) The Company will indemnify and hold harmless the Dealer-Manager and each Soliciting Dealer from and against any and all losses, claims, damages or liabilities, joint or several, to which the Dealer-Manager and any Soliciting Dealer may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a breach or alleged breach by the Company of any of its representations and warranties or upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse the Dealer-Manager and each such Soliciting Dealer for any legal or other expenses (including, but not limited to, reasonable attorneys' fees) reasonably incurred by the Dealer-Manager and such Soliciting Dealer in connection with investigating or defending any such claim or action instituted against the Dealer-Manager or any such Soliciting Dealer, whether or not resulting in any liability.

               The indemnity agreement in this Section 7(a) will be in addition to any liability which the Company may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls the Dealer-Manager and any Soliciting Dealer within the meaning of the 1933 Act or 1934 Act, or is a registered representative of such Dealer-Manager or Soliciting Dealer.

         (b) The Dealer-Manager and each Soliciting Dealer will indemnify and hold harmless the Company from and against any and all losses, claims, damages or liabilities to which the Company may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
               (i) the failure or alleged failure by the Dealer-Manager and/or such Soliciting Dealer to perform fully and to act in compliance with the provisions of this Agreement or the Soliciting Dealer Agreement, or (ii) any untrue statement or alleged untrue statement of any material fact made by the Dealer-Manager or such Soliciting Dealer to any offeree or purchaser of any of Shares (other than any statement contained in the Prospectus or any Authorized Sales Literature, or any amendment or supplement thereto), or (iii) any omission or alleged omission by the Dealer-Manager or such Soliciting Dealer to state to any offeree or purchaser of any Shares a material fact

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               necessary in order to make the statements made to such offeree or purchaser not misleading in light of the circumstances under which they were made (other than any such material fact omitted from the Prospectus, or any amendment or supplement thereto), and will reimburse any legal or other expenses (including, but not limited to, reasonable attorneys' fees) reasonably incurred by the Company in connection with investigating or defending any such claim or action, whether or not resulting in any liability.

               The indemnity agreement in this Section 7(b) will be in addition to any liability which the Dealer-Manager and/or such Soliciting Dealer may otherwise have and shall extend upon the same terms and conditions to each person signing the Registration Statement on behalf of the Company and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act.

         (c) No person shall be liable under the indemnity agreements contained under Sections 7(a) and (b) hereof unless the person requesting indemnification shall have notified such indemnifying party within ten (10) business days after the summons or other first legal process giving notice of the nature of the claim shall have been served upon the indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve him or it from any liability which he or it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and he or it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that he or it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of his or its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
               Section 7 for any legal or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

         (d) Notwithstanding any of the foregoing provisions of this Section 7, the Company shall in no event provide indemnification of the Directors, Advisors or Affiliates and any person acting as a broker-dealer for the Company for any liability or loss suffered by such Directors, Advisors or Affiliates and any person acting as a broker-dealer, nor shall it provide that such Directors, Advisors or Affiliates and any person acting as a broker-dealer be held harmless for any loss or liability suffered by the Company, nor shall it provide any contribution to such persons unless all of the following conditions are met:

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                    (a) The Indemnitee has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company;

                    (b) the Indemnitee was acting on behalf of, or performing
                  services for, the Company;

                    (c) such liability or loans was not the result of (i)
                  negligence or misconduct by an Indemnitee, excluding the Independent Directors, or (ii) the result of gross negligence or willful misconduct by an Indemnitee who is an Independent Director.

                    (d) Any indemnification or agreement to hold harmless may be paid only out of the net assets of the Company, and not from the Company's shareholders.

               Notwithstanding anything to the contrary contained in this agreement or in Section II.G of the NASAA Statement of Policy regarding REITs, the Company shall not provide indemnification to the Directors, Advisors or Affiliates and any persons acting as a broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

                    (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee,

                    (b) such claims have been dismissed with prejudice on the
                  merits by a court of competent jurisdiction as to a particular Indemnitee; or

                    (c) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

         (e) If the right to indemnification from the Company, the Dealer-Manager and the Soliciting Dealers (collectively the "Indemnifying Parties" and individually, the "Indemnifying Party") provided for in the terms and conditions set forth in paragraphs (a), (b), (c) or (d) of this Section 7 would by its terms be available to a person hereunder (an "Indemnified Party"), but is held to be unavailable by a court of competent jurisdiction for any reason other than because the terms and conditions of such indemnification provisions do not permit indemnification of such person (for example, the payment of a portion of an indemnification award cannot be made due to the insolvency of an Indemnifying Party or inability of an Indemnifying Party to pay its share of the indemnification award, or the lack of jurisdiction over an Indemnifying

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               Party), then the other remaining Indemnifying Parties or
               Indemnifying Party shall contribute to the aggregate of such losses, claims, damages and liabilities as are permitted to be indemnified by the terms and conditions of those paragraphs (a),
               (b), (c) or (d) of this Section 7 (including, but not limited to, any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any claim, action, suit or proceeding) in the ratio in which the proceeds of the Offering of Shares have been actually received by each such Indemnifying Party. For purposes of the preceding sentence, proceeds of the Offering paid to an Indemnifying Party hereunder and subsequently paid to another Indemnifying Party or Indemnifying Parties pursuant to this Agreement or otherwise, shall be deemed received by the last of such Indemnifying Parties to whom or to which such proceeds were paid. However, the right of contribution described in the preceding sentences is subject to the following limitations:

                    (i) In no case shall any Indemnifying Party and the persons who control such Indemnifying Party within the meaning of applicable state and federal securities laws be required to contribute any amount in excess of the aggregate Offering proceeds actually received by it and them (determined as described above); and

                    (ii) No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               Any Indemnified Party entitled to contribution will, promptly after receipt of such notice of commencement of any action, suit, proceeding or claim against him or it in respect of which a claim for contribution may be made against another Indemnifying Party or Indemnifying Parties, notify such other Indemnifying Party or Indemnifying Parties. Failure to so notify such other Indemnifying Party or Indemnifying Parties shall not relieve such other Indemnifying Party or Indemnifying Parties from any other obligation it or they may have hereunder or otherwise. If such other Indemnifying Party or Indemnifying Parties are so notified, such other Indemnifying Party or Indemnifying Parties shall be entitled to participate in the defense of such action, suit, proceeding or claim at its or their own expense or in accordance with arrangements satisfactory to all parties who may be required to contribute. After notice from such other Indemnifying Party or Indemnifying Parties to the Indemnified Party entitled to contribution of its or their election to assume its or their own defense, the Indemnifying Party or Indemnifying Parties so electing shall not be liable for any legal or other expenses of litigation subsequently incurred by the Indemnified Party entitled to contribution in connection with the defense thereof, other than the reasonable costs of investigation. No person shall be required to contribute with respect to any action or claim settled without his or its consent.

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SECTION 8. TRANSFER OF FUNDS.

         The Dealer-Manager shall either directly, or through each Soliciting Dealer, instruct subscribers to make their checks payable to Boston Private Bank & Trust Company Escrow Account. If the Dealer-Manager receives a check not conforming to the foregoing instructions it shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer-Manager which conform to the foregoing instructions shall be transmitted for deposit by the Dealer-Manager as soon as practicable to the Escrow Agent, but in any event by noon of the second business day following receipt by the Dealer-Manager.

SECTION 9. NOTICES.

         Any notice hereunder shall be in writing or by telegram and if to the Dealer-Manager shall be deemed to have been duly given if delivered or sent to the Dealer-Manager at the address to which this letter is addressed, and if to the Company, if delivered or sent to it c/o Boston Capital Corporation at One Boston Place, Suite 2100, Boston, Massachusetts 02109.

SECTION 10. PARTIES IN INTEREST.

         The Agreement herein set forth is intended solely for the benefit of the Dealer-Manager, each Soliciting Dealer and the Company (and, to the extent provided in Section 7 hereof certain parties associated therewith), and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement, and the term "successors and assigns" as used herein shall not include any subscriber or purchaser, as such, of Shares.

SECTION 11. GOVERNING LAW.

         This Agreement shall be governed by and construed and enforced in accordance with the internal laws of The Commonwealth of Massachusetts.

SECTION 12. AMENDMENT.

         This Agreement has been amended and restated as of June 23, 2005 and may be amended further by an agreement in writing signed by the parties hereto.

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SECTION 13. CONFIRMATION.

         Please confirm your agreement to become the Dealer-Manager under the terms and conditions herein set forth by signing and returning the confirmation on the enclosed duplicate copy of this letter to us at the above address.

                              Very truly yours,

                              BOSTON CAPITAL REAL ESTATE
                              INVESTMENT TRUST, INC.


                              By: /s/ Jeffrey H. Goldstein
                                  ----------------------------------
                                  Jeffrey H. Goldstein,
                                  President


Confirmed:                    BOSTON CAPITAL SECURITIES, INC.


June 30, 2005                 By: /s/ Richard J. DeAgazio
                                  ----------------------------------
                                  Richard J. DeAgazio,
                                  President

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